CONVERTIBLE LOAN AGREEMENT

RORAN CAPITAL LLC

and

WATERSIDE CAPITAL CORPORATION

19 September 2017

CONVERTIBLE LOAN AGREEMENT

I

PARTIES

THIS CONVERTIBLE LOAN AGREEMENT (the “Agreement”) is entered into effective as of the 19th day of September, 2017 (the “Closing Date”, or the “Closing”), by and between RORAN CAPITAL LLC, a Wyoming limited liability company (“Roran”); and, WATERSIDE CAPITAL CORPORATION, a Virginia corporation (“Waterside”). Roran and Waterside are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A. Waterside desires that Roran make available to Waterside credit in the form of a loan under this Agreement (the “Loan”).

B. Roran is willing to make the Loan subject to the terms and conditions set forth in this Agreement and the Loan Documents (as defined in Article III, below).

C. Roran represents that it has adequate capital to fund the Loan.

D. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

DEFINED TERMS AND INTERPRETATION

3.1 Definitions. The following capitalized terms shall have the respective meanings specified in this Article III. Other terms defined elsewhere herein shall have meanings so given them.

3.1.1. Advance. “Advance” means an advance of funds under the Loan.

3.1.2. Affiliate. “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

3.1.3. Change in Control. “Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of the lesser of (i) ten percent (10%) of Waterside’s capital stock or (ii) a sufficient number of shares, of all classes of stock then outstanding of Waterside ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Waterside, who did not have such power before such transaction.

3.1.4. Credit Extension. “Credit Extension” means each Advance or any other extension of credit by Roran for the benefit of Waterside hereunder.

3.1.5. Event of Default. “Event of Default” has the meaning assigned in Section 11.1.

3.1.6. Indebtedness. “Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) and all other monetary obligations of any kind, whether not contingent.

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3.1.7. Insolvency Proceeding. “Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors under State or Federal law, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

3.1.8. Investment. “Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance, or capital contribution to any Person.

3.1.9. IRC. “IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

3.1.10. Lien. “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

3.1.11. Loan Documents. “Loan Documents” means, collectively, this Agreement and any other agreement entered into between Waterside and Roran in connection with this Agreement, all as amended or extended from time to time.

3.1.12. Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on (i) the business, operations, condition (financial or otherwise) or prospects of Waterside and its Subsidiaries taken as a whole or (ii) the ability of Waterside to repay the Obligations or otherwise perform its obligations under the Loan Documents.

3.1.13. Obligations. “Obligations” means all debt, principal, interest, Roran Expenses and other amounts owed to Roran by Waterside pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Waterside to others that Roran may have obtained by assignment or otherwise.

3.1.14. Permitted Indebtedness. “Permitted Indebtedness” means: (i) Indebtedness of Waterside in favor of Roran arising under this Agreement or any other Loan Document; and, (ii) Indebtedness existing on the Closing Date and disclosed in the SEC Filings.

3.1.15. Permitted Liens. “Permitted Liens” means the following: (i) Any Liens existing on the Closing Date and disclosed in the SEC Filings, or arising under this Agreement or the other Loan Documents; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; and, (iii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (ii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

3.1.16. Person. “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity, or governmental agency.

3.1.17. Responsible Officer. “Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, and the Chief Financial Officer of Waterside.

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3.1.18. Roran Expenses. “Roran Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; audit fees; and Roran’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

3.1.19. SEC Filings. “SEC Filings” means all filings made by Waterside with the Securities and Exchange Commission in compliance with the applicable provisions of the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended.

3.1.20. Subsidiary. “Subsidiary” means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Waterside, either directly or through an Affiliate.

3.1.21. Waterside’s Books. “Waterside’s Books” means all of Waterside’s books and records, including but not limited to its ledgers; records concerning Waterside’s assets or liabilities, business operations or financial condition; and, all computer programs, or tape files, and the equipment, containing such information.

3.2. Accounting Terms and Determinations. All accounting terms used in this Agreement and not otherwise defined shall have the meaning accorded to them in accordance with GAAP and, except as expressly provided herein, all accounting determinations shall be made in accordance with GAAP, consistently applied. When used herein, the term “financial statements” shall include the notes and schedules attached thereto. The term “GAAP” means generally accepted accounting principles consistently applied as in effect from time to time.

3.3 Interpretation.

3.3.1. Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

3.3.2. Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

3.3.3. Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

3.3.4. Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

3.3.5. Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

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3.3.6. Time. All Parties agree that time is of the essence as to this Agreement.

3.3.7. Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Supreme Court of New York, County of New York, shall be the sole jurisdiction and venue for the bringing of such action.

3.4 Additional Definitions and Interpretation Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

IV

LOAN AND CERTAIN TERMS

4.1 General Provisions of the Loan.

4.1.1. Availability. Subject to and upon the terms and conditions of this Agreement, Roran agrees to establish and make available to Waterside an aggregate outstanding amount not to exceed the total principal amount of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000), the proceeds of which Waterside shall use exclusively for use in its business for purposes reasonably acceptable to Roran.

4.1.2. Funding of the Loan. All Advances under the Loan shall be delivered in accordance with the terms and conditions of this Agreement and the Loan Documents.

4.1.3. Advances. Waterside may request Advances of all or any portion of the Loan during the Term of this Agreement, and Roran shall provide the funds under each such Advance so long as all other terms and conditions of this Agreement are satisfied. Advances may be made in any amount so long as the total amount of all outstanding Advances do not exceed the total of the Loan hereunder, $150,000.

4.1.4. Advance Request. Waterside may request an Advance by executing and delivering an Advance Request to Roran dated as of the date of that Advance Request. An Advance Request shall be delivered in the form attached hereto as Exhibit 4.1.4.

4.2 Interest Rates, Payments, and Calculations.

4.2.1. Interest Rate. Except as otherwise set forth herein, each Advance shall bear interest at a fixed rate equal to twelve percent (12%) per annum, calculated on the basis of a 360-day year and the actual number of days elapsed. Nothing contained herein shall be deemed to require the payment of interest at a rate in excess of the maximum rate permitted by applicable law. In the event that the amount required to be paid hereunder for any calendar month exceeds the maximum rate permitted by law, such amounts shall be automatically reduced for such month to the maximum rate permitted by applicable law; and

4.2.2. Late Fee; Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Waterside shall pay Roran a late fee equal to the lesser of (i) ten percent (10%) of the amount of such unpaid amount; or, (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, automatically, from and after the occurrence and during the continuance of an Event of Default (unless waived in writing by Roran), at a rate equal to the lesser of (a) six (6.0) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default; or, (b) the maximum rate allowed under applicable law.

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4.2.3. Payment Date. All Advances and all other amounts due on the Advances shall be due and payable eighteen (18) months after the Closing Date, unless earlier as provided for herein upon an Event of Default.

4.2.4. Prepayment. Waterside may prepay any portion of the Loan before its due date.

4.2.5. Payments.

(a) All amounts payable by Waterside under this Agreement will be paid without set-off or counterclaim, and without any deductions or withholdings whatsoever.

(b) Subject to the provisions hereof, all payments received by Roran on account of the Obligations will be applied first in payment of outstanding interest and secondly in reduction of the principal balance of the Loan then outstanding. If any payment is received at any time while an Event of Default remains outstanding or after demand has been made for the repayment of the Obligations, Roran may appropriate such payment to such part or parts of the Waterside’s Obligations as Roran in its sole discretion may determine and Roran may from time to time revoke and change any such appropriation.

(c) Notwithstanding anything in this Agreement to the contrary, any payment of principal of or interest on the Loan that is due on a date other than a business day will be made on the next succeeding business day. If the date for any payment on the Loan is extended to the next succeeding business day by reason of the preceding sentence, the period of such extension will not be included in the computation of the interest payable on such business day.

4.2.6. Books of Account. Roran is hereby authorized to open and maintain books of account and other books and records evidencing all advances under the Loan, interest accruing thereon, fees, charges, and other amounts from time to time charged to the Waterside under the Loan Documents; and amounts from time to time owing, paid, or repaid by the Waterside under this Agreement. All such books, accounts, and records will constitute prima facie evidence of the amount owing by the Waterside under the Loan Documents; but the failure to make any entry or recording in such books, accounts, and records will not limit or otherwise affect the obligations of the Waterside under the Loan Documents.

4.3 Other Loan Fees.

4.3.1. Roran Expenses. On the Closing Date, all Roran Expenses incurred through the Closing Date shall be paid by Waterside. All Roran Expenses incurred after the Closing Date shall be paid by Waterside as and when they become due.

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4.3.2. Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of Roran or any other governmental authority (whether or not having the force of law):

(a) subjects Roran to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Waterside or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Roran imposed by the United States of America or any political subdivision thereof);

(b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Roran; or

(c) imposes upon Roran any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Roran, reduce the income receivable by Roran or impose any expense upon Roran with respect to the Obligations, Roran shall notify Waterside thereof. Waterside agrees to pay to Roran the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Roran of a statement of the amount and setting forth Roran’s calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

4.4 Term. This Agreement shall become effective on the Closing Date and, unless terminated earlier as provided for herein, shall continue in full force and effect for so long as any Obligations remain outstanding. However, Roran shall be required to make Advances hereunder for no longer than eighteen (18) months after the Closing Date. Roran shall have the right to terminate its obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

4.5 Acceleration. Immediately upon the occurrence of any Event of Default (as defined in Section 11.1, below) and during any continuance thereof, Roran may declare the Loan, all interest thereon, and all other amounts and obligations payable, to be forthwith due and payable to Roran, or may take any other action as provided in Section 11.2, below.

4.6 Conditions of the Loan. The obligation of Roran to make any Advance is subject to the condition precedent that Roran shall have received, in form and substance satisfactory to Roran, the following:

(a) This Agreement;

(b) The Convertible Note;

(c) A signed Advance Request; and

(d) Such other documents, and completion of such other matters, as Roran may reasonably deem necessary or appropriate.

4.7 Prior Advances. Any and all amounts previously expended by Roran on behalf of and for the benefit of Waterside, and which would have otherwise been treated as an Advance hereunder, shall be treated as an Advance as of the Closing and treated accordingly hereunder and under the Convertible Note.

V

CONVERTIBLE NOTE

Upon execution of this Agreement Waterside shall deliver to Roran an executed version of a convertible promissory note in the form attached hereto as Exhibit V (the “Convertible Note”). The Convertible Note shall document all Advances and shall have terms and conditions in accordance with this Agreement.

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VI

REPRESENTATION AND WARRANTIES OF WATERSIDE

Waterside represents and warrants to Roran as follows upon execution of this Agreement and at Closing:

6.1 Organization. Waterside is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Virginia.

6.2 Authorization.

6.2.1. Operation of Business. Waterside has the requisite corporate power and authority and all requisite licenses, permits and franchises necessary to own and operate its properties and to carry on its business as now being conducted.

6.2.2 Execution of Agreement. Waterside has the requisite corporate power and authority and has obtained all approvals and consents necessary to enter into and carry out the terms and conditions of this Agreement and each of the Loan Documents to which it is a party, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations have been secured which are necessary to authorize the execution, delivery, and performance by Waterside of this Agreement, and each of the Loan Documents to which it is a party. This Agreement has been duly and validly executed and delivered by Waterside and constitutes the valid and binding obligations of Waterside, enforceable in accordance with the respective terms.

6.3 Effect of Agreement. As of the Closing, the consummation by Waterside of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement and the Loan Documents to which it is a party, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon Waterside or any of the Collateral;

(b) Violate (i) the terms of the Articles of Incorporation or Bylaws of Waterside; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Waterside or to which Waterside is subject;

(c) Accelerate or constitute an event entitling the holder of any indebtedness of Waterside to accelerate the maturity of such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness; or

(d) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any part of the Collateral (other than those in favor of Roran pursuant to the Loan Documents) or any other properties of Waterside under any agreement, commitment, contract (written or oral) or other instrument to which Waterside is a party, or by which the Collateral (or any part thereof) is bound or affected.

6.4 Consents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other Person or entity in connection with the execution and delivery of the Loan Documents and the performance of any obligations contemplated thereby.

6.5 Litigation. There are no actions, suits, proceedings or governmental investigations or inquiries pending, or to the best knowledge of Waterside threatened, against Waterside that could, if adversely determined, have a Material Adverse Effect on the performance of any obligation contemplated in or arising under the Loan Documents.

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6.6 Regulatory Compliance. Waterside has not violated any Requirement of Law, the violation of which would be reasonably likely to have a Material Adverse Effect. Waterside is delinquent in its SEC Filings, which Roran acknowledges will not have a Material Adverse Effect.

6.7 Taxes. Waterside has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein (unless contested in good faith and for which adequate reserves under GAAP have been provided).

6.8 Government Consents. Waterside has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of its business as currently conducted, except where the failure to obtain any such consent, approval, or authorization, to make any such declaration or filing, or to be given any such notice, would not be reasonably likely to have a Material Adverse Effect.

6.9 Full Disclosure. No representation, warranty, or other statement made by Waterside in any certificate or written statement furnished to Roran directly or indirectly related to the Loan contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading. All facts known to Waterside which are material to an understanding of the transactions contemplated hereunder have been disclosed to Roran.

6.10 No Burdensome Restrictions; No Defaults.

(a) Waterside is not a party to any contractual obligation the compliance with which would have a Material Adverse Effect or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a lien on Waterside or any of its assets;

(b) No Event of Default or event which, with the lapse of time and/or notice, would become an Event of Default has occurred and is continuing; and

(c) There is no Requirement of Law the compliance with which by Waterside would have a Material Adverse Effect.

VII

REPRESENTATIONS AND WARRANTIES OF ENGLE

Roran represents and warrants to Waterside as follows upon execution of this Agreement and at Closing:

7.1 Organization. Roran is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Wyoming.

7.2 Authorization.

7.2.1. Operation of Business. Roran has the requisite power and authority and all requisite licenses, permits and franchises necessary to own and operate its properties and to carry on his business as now being conducted.

7.2.2 Execution of Agreement. Roran has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement and each of the Loan Documents to which he is a party, as well as all transactions contemplated hereunder. All proceedings have been taken and all authorizations have been secured which are necessary to authorize the execution, delivery, and performance by Roran of this Agreement, and each of the Loan Documents to which he is a party. This Agreement has been duly and validly executed and delivered by Roran and constitutes the valid and binding obligations of Roran, enforceable in accordance with the respective terms.

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7.3 Effect of Agreement. As of the Closing, the consummation by Roran of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement and the Loan Documents to which it is a party, will comply with all applicable law and will not violate any Requirement of Law applicable or binding upon Roran.

7.4 No Burdensome Restrictions; No Defaults.

(a) Roran is not a party to any contractual obligation the compliance with which would have a Material Adverse Effect or the performance of which, either unconditionally or upon the happening of an event, will result in its inability to timely perform its obligations hereunder and the Loan Documents to which it is a party; and

(b) There is no Requirement of Law the compliance with which by Roran would have a Material Adverse Effect.

7.5 Ability to Fund. Roran has sufficient assets and the financial ability to fund Loan in compliance with the terms and conditions of this Agreement.

7.6 SEC Filings. Roran is aware that Waterside is delinquent in its SEC Filings, which Roran acknowledges will not have a Material Adverse Effect.

VIII

AFFIRMATIVE COVENANTS

Waterside covenants and agrees that until full and complete satisfaction by Waterside of all Obligations, Waterside shall at all times do each and every one of the following:

8.1 Good Standing. Waterside shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which it is required under applicable law. Waterside shall maintain, and shall cause each of its Subsidiaries to maintain in force all licenses, approvals and agreements necessary for the conduct of its business as conducted on the Closing Date.

8.2 SEC Compliance. Waterside shall exercise its best efforts to bring current its SEC Filings as quickly as possible. Upon becoming current, Waterside shall be expressly required to continue to be current in its SEC Filings at all times thereafter.

8.3 Financial Statements, Reports, Certificates. Roran shall have the right to:

(a) Receive, as soon as made available in its SEC Filings, all financial statements contained therein;

(b) Receive, as soon as available, but in any event within thirty (30) days after the end of each calendar month, the identity and contact information of all of Waterside’s account debtors, employees, customers, vendors or other similar parties related to the operation of Waterside’s business;

(c) Receive, on the fifteenth day of each month, copies of Waterside’s bank statements;

(d) Receive such budgets, sales projections, operating plans or other financial information as Roran may reasonably request from time to time; and

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(e) Inspect, from time to time hereafter, Waterside’s books and records so long as such inspection does not unreasonably interfere with the conduct of Waterside’s business.

8.4 Additional Reporting Requirements. Waterside shall furnish to Roran:

(a) Promptly after the commencement thereof, notice of all legal actions, suits and proceedings before any domestic or foreign governmental authority or arbitrator, affecting Waterside, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;

(b) Promptly upon completion of such meetings copies of the minutes of all meetings of Waterside’s Board of Directors and all committees thereof, and, if applicable, copies of all statements, reports and notices sent or made available generally by Waterside to its security holders or to any holders of debt;

(c) Promptly (and in any event within two (2) business days) after Waterside becomes aware of the existence of (i) any breach or non-performance of, or any default under, any contractual obligation which is material to the financial condition of Waterside, or (ii) any event, development or other circumstances which has any reasonable likelihood of causing or resulting in a Material Adverse Effect, written notice in reasonable detail specifying the nature of the breach, non-performance, default, event, development or circumstance, including without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) days; and

(d) Such other information respecting the financial condition of Waterside as Roran may from time to time reasonably request.

8.5 Taxes. Waterside shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Roran, on demand, appropriate certificates attesting to the payment or deposit thereof; and Waterside will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Roran with proof satisfactory to Roran indicating that Waterside or a Subsidiary has made such payments or deposits; provided that Waterside or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Waterside.

8.6 Depository Accounts. Waterside shall maintain all its depository and operating accounts with financial institutions reasonably acceptable to Roran. Waterside shall further cause each such financial institution to allow Roran to be granted all information regarding said accounts as it may request.

8.7 Material Agreements. Waterside shall provide Roran with copies of all material agreements entered into after the Closing Date that commit Waterside to pay or deliver goods or services to any Person with a value of more than Ten Thousand Dollars ($10,000) over the term of such agreement.

8.8 Further Assurances. At any time and from time to time Waterside shall execute and deliver such further instruments and take such further action as may reasonably be requested by Roran to effect the purposes of this Agreement.

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IX

NEGATIVE COVENANTS

Waterside covenants and agrees that until full and complete satisfaction by Waterside of all Obligations, Waterside shall at no time do any of the following except with the express written consent of Roran, in the sole and absolution discretion of Roran:

9.1 Securities. Issue any of its own securities, including, without limitation, shares of stock of any class, convertible promissory notes, options, or warrants.

9.2 Change in Business; Change in Control or Executive Office. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Waterside and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business in the manner conducted by Waterside as of the Closing Date; or suffer or permit a Change in Control; or relocate its chief executive office or state of incorporation; or amend its articles of incorporation or bylaws or change the date on which its fiscal year ends.

9.3 Non-Disclosure Agreements. Permit the inclusion in any agreement to which it or a Subsidiary becomes a party of any provisions that could prohibit Waterside from disclosing the terms of such agreement to Roran or restrict Roran’s access to information in connection with the underlying subject matter of such agreement.

9.4 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

9.5 Indebtedness. Create, incur, assume, or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

9.6 Encumbrances. Create, incur, assume, or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens or agree with any Person other than Roran not to grant a security interest in, or otherwise encumber, any of its property, or permit any Subsidiary to do so.

9.7 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement, or purchase of any capital stock, or permit any of its Subsidiaries to do so.

9.9 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, unless such Person has entered into a control agreement with Roran, in form and substance satisfactory to Roran; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Waterside.

9.10 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Waterside except for transactions that are in the ordinary course of Waterside’s business, upon fair and reasonable terms that are no less favorable to Waterside than would be obtained in an arm’s length transaction with a non-affiliated Person.

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X

INDEMNIFICATION

10.1. Waterside’s Obligation. Waterside hereby covenants and agrees that notwithstanding any investigation made at any time by or on behalf of Roran or any information Roran may have and regardless of the Closing of the Loan, Waterside shall indemnify Roran and its directors, officers, partners, affiliates, attorneys and each of their successors and assigns (each individually referred to herein as a “Roran Indemnified Party”) and hold each harmless from, against and in respect of any and all costs (including interest which may be imposed in connection therewith, court costs and reasonable fees and disbursements of legal counsel) losses, claims, liabilities, fines, penalties, damages, demands, judgments, debts, obligations, causes of action and expenses (cumulatively referred to as the “Indemnified Claims”) arising by reason of or in connection with any of the following:

(a) Any and all Indemnified Claims against a Roran Indemnified Party of any nature, whether accrued, absolute, contingent or otherwise, arising out of the business of Waterside (whether known or unknown to Waterside or any Roran Indemnified Party);

(b) Any material breach of, or any material inaccuracy in, any of the representations, warranties, covenants or agreements made by Waterside in this Agreement, any other agreement referred to herein, any Exhibit or Schedule hereto, any of the Loan Documents, or any certificate, instrument or writing delivered in connection therewith;

(c) Any attempt (whether or not successful) by any person to cause or require a Roran Indemnified Party to pay or discharge any debt, obligation, liability or commitment of Waterside;

(d) Any action, suit, proceeding, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this Section 10.1. However, Waterside shall not be obligated to indemnify a Roran Indemnified Party and hold it harmless under this Section 10.1 with respect to any settlement of a claim to which Waterside has not consented, which consent shall not unreasonably be withheld;

(e) Any tax liabilities, and all interest, penalties, assessments and all other Indemnified Claims in respect thereof, arising out of the business of Waterside; and

(f) Any and all Indemnified Claims arising by reason of or in connection with any act or omission pursuant to, or in breach of this Agreement, any other agreement referred to herein, any Exhibit or Schedule to this Agreement, any of the Loan Documents, or any certificate, instrument or writing delivered in connection therewith, by Waterside.

10.2 Right to Defend. If the facts giving rise to any claim for indemnification under this Article X shall involve any actual claim or demand by any third person against an Roran Indemnified Party, then Waterside shall be entitled to notice of and entitled to (without prejudice to the right of any Roran Indemnified Party to participate at its own expense with counsel if its own choosing) defend or prosecute such claim at its own expense and through counsel of its own choosing if it gives written notice of its intention to do so no later than the time by which the interests of the Roran Indemnified Party would be materially prejudiced as a result of its failure to have received such notice. However, if the defendants in any action shall include both Waterside and an Roran Indemnified Party, and the Roran Indemnified Party shall have reasonably concluded that counsel selected by Waterside has a conflict of interest because of the availability of different or additional defenses to the Roran Indemnified Party, the Roran Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of Waterside. The Roran Indemnified Party shall cooperate fully in the defense of such claim and shall make available to Waterside pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in this Article X, for all costs and expenses incurred by it in connection therewith.

XI

EVENTS OF DEFAULT; REMEDIES

11.1 Events of Default. Each of the following shall constitute an “Event of Default” by Waterside under this Agreement:

(a) Waterside shall fail to make any payment of principal or interest on any portion of the Loan or other amounts due under the Loan Documents on the date which such payment is due;

(b) Waterside shall violate or fail to perform any material term, provision, condition, covenant, or agreement of this Agreement or any of the Loan Documents and such failure shall continue for fifteen (15) days after the earlier of the date on which (i) Waterside becomes aware of such failure; or, (ii) written notice of such failure has been given to Waterside by Roran;

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(c) Any representation or warranty of Waterside in any Loan Document shall prove to have been false in any material respect upon the date when made;

(d) Waterside shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (ii) be generally unable to pay its debts as such debts become due; (iii) make a general assignment for the benefit of its creditors; (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect); (v) file a petition seeking to take advantage of any other law of any jurisdiction relating to bankruptcy, insolvency, or composition or readjustment of debts; (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against Waterside in an involuntary case under the United States Bankruptcy Code, or (vii) take any action for the purpose of effecting any of the foregoing;

(e) If any portion of Waterside’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Waterside is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Waterside’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Waterside’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Waterside receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Waterside;

(f) A proceeding or case shall be commenced, without the application or consent of Waterside, in any court of competent jurisdiction, seeking (i) the liquidation of the assets of Waterside, or the composition or readjustment of the debts of Waterside; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of the assets of Waterside; or (iii) similar relief in respect of Waterside under any law of any jurisdiction relating to bankruptcy, insolvency, or the composition or readjustment of debts, and such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) days; or an order for relief against Waterside shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar law of any jurisdiction;

(g) Waterside shall liquidate or dissolve;

(h) If there is a default or other failure to perform in any agreement to which Waterside is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Twenty Five Thousand Dollars ($25,000), or that could have a Material Adverse Effect;

(i) If there occurs any circumstance or circumstances that could have a Material Adverse Effect;

(j) Any necessary approval or qualification of any governmental entity required in connection with any Loan Document or the transactions contemplated thereby shall be revoked, terminated, withdrawn, suspended, modified, withheld, or not renewed, which in Roran’s judgment, would individually or in the aggregate have a Material Adverse Effect; or

(k) If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Twenty Fifty Thousand Dollars ($25,000) shall be rendered against Waterside and shall remain unsatisfied and unstayed for a period of ten (10) days.

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11.2 Remedies Upon Default. Immediately upon the occurrence of any Event of Default and during the continuance thereof, Roran may declare the Loan, all interest thereon and all other amounts and obligations payable under any Loan Document to be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are expressly waived by Waterside. However, upon the occurrence of an Event of Default specified in subparagraph (d), (e), (f), or (g), above, the Loan, all such interest and all such amounts and obligations payable under any Loan Document shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Waterside. In addition to the remedies set forth above, Roran shall have, at its election, without notice of its election and without demand, all of which are authorized by Waterside, the rights and remedies: (a) in any other instrument or agreement evidencing or relating to any of the obligations of Waterside hereunder; and, (b) to offset any amounts otherwise payable from Roran to Waterside by the amount of such unpaid principal and/or interest.

XII

ADDITIONAL OBLIGATIONS AND AGREEMENTS

12.1 Survival of Representations. All covenants, representations, and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Roran has any obligation to make Credit Extensions to Waterside. The obligations of Waterside to indemnify Roran, as described in Section 10.1, shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Roran have run.

12.2 Brokers. Each Party represents and warrants that no other broker or finder has acted for it in connection with this Agreement or the transactions contemplated hereby and that no broker or finder is entitled to any brokerage or finder’s fee or other commission. Each Party agrees to indemnify and hold harmless the other Party hereto with respect to any claim for any brokerage or finder’s fee or other commission.

12.3 Expenses. Whether or not any Advances are made pursuant to the Loans, Waterside agrees to pay all costs and expenses in connection with the preparation, execution, delivery, administration, and enforcement of the Loan and the Loan Documents and the perfection and continuation of the security interest in the Collateral.

XIII

ADDITIONAL PROVISIONS

13.1 Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or by E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

13.2 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

13.3 Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

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13.4 Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret the provisions of this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses including expert witness fees of the prevailing Party in such amount as the court shall determine. In addition, such non-prevailing Party shall pay reasonable attorneys’ fees incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

13.5 Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

13.6 Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

13.7 Assignability. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

13.8 Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 13.8.

13.9 Notices.

13.9.1. Method and Delivery. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

13.9.2. Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

13.9.3. Address Changes. Any party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 13.9.

13.10 Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 13.10 shall not include any obligation to incur substantial expense or liability.

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XIV

EXECUTION

IN WITNESS WHEREOF, this CONVERTIBLE LOAN AGREEMENT has been duly executed by the Parties, and shall be effective as of and on the Closing Date. Each of the undersigned hereby represents and warrants that (i) the respective Party has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) the undersigned is duly authorized and empowered to execute and deliver this Agreement.

RORAN:		WATERSIDE:

RORAN CAPITAL LLC,		WATERSIDE CAPITAL CORPORATION,
a Wyoming limited liability company		a Virginia corporation

BY:	/s/ Yitzhak Zelmanovitch	BY:	/s/ Zindel Zelmanovitch

NAME:	Yitzhak Zelmanovitch	NAME:	Zindel Zelmanovitch

TITLE:	Manager	TITLE:	CEO

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EXHIBIT 4.1.4.

ADVANCE REQUEST

TO: WATERSIDE CAPITAL CORPORATION

The Advance Request is delivered pursuant to the terms of that certain Convertible Loan Agreement dated the ____ day of ____________, 2018 (the “Loan Agreement”). All capitalized terms in this Advance Request shall, unless otherwise specified herein, have the meaning given to them in the Loan Agreement.

The undersigned hereby requests an Advance on account of the Loan in the amount of ___________ _____ ________________ Dollars ($___________________).

We hereby certify that as at the date of this Advance Request:

1. The Advance requested will be utilized solely for working capital and general corporate purposes;

2. No Event of Default has occurred and is outstanding;

3. The warranties and representations made by us in the Loan Documents are true and correct as of the date of this Advance Request; and

4. Each of the Loan Documents are true and correct as though made on and as of the date hereof;

Yours very truly,

WATERSIDE CAPITAL CORPORATION,
a Virginia corporation

BY:

NAME:

TITLE:

DATED:

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